Exhibit 8.1

The following table sets forth our subsidiaries as at December 31, 2003:

Specification of shares in subsidiaries

Company name	Domicile	Country of incorporation	No. of shares	Share of capital %

Alfa Laval Special Finance AB	Lund	Sweden		100
Alfa Laval Holding AB	Lund	Sweden		100
Alfa Laval Holding AB	Lund	Sweden	12,500,000	100
Alfa Laval NV	Maarssen	Netherlands	227,754	100
Alfa Laval Inc	Newmarket	Canada	1,000,000	67
Alfa Laval S.A. DE C.V.	Tlalnepantla	Mexico	45,057,057	100
Alfa Laval S.A.	San Isidro	South Africa	699	100
Alfa Laval S/A	Sao Paulo	Brazil		100
Roston do Brasil Ltda	Sao Paulo	Brazil	5,249	100
Alfa Laval S.A.C.I.	Santiago	Chile	2,735	100
Alfa Laval S.A.	Bogota	Colombia	12,195	100
Alfa Laval S.A.	Lima	Peru	4,346,832	100
Alfa Laval Venezolana S.A.	Caracas	Venezuela	10,000	100
Alfa Laval Oilfield C.A.	Caracas	Venezuela	203	81
Alfa Laval Phe Co Ltd	Jiang Yin	China		100
Alfa Laval Flow Equipment (Kunshan) Co Ltd	Jiangsu	China		100
Alfa Laval (Shanghai) Technologies Co Ltd	Shanghai	China		100
Alfa Laval Taiwan Ltd	Taipei	Taiwan	1,499,994	100
Alfa Laval (Hongkong) Ltd	Hongkong	Hongkong	79,999	100
Alfa Laval (China) Ltd	Hongkong	Hongkong	9,999	100
PT Alfa Laval Separatama	Jakarta	Indonesia	1,000	80
Alfa Laval Iran Ltd	Teheran	Iran	2,199	100
Alfa Laval KK	Tokyo	Japan	1,200,000	100
Alfa Laval Industry (PVT) Ltd	Lahore	Pakistan	119,110	100
Alfa Laval Philippines Inc	Makati	Philippines	72,000	100
Alfa Laval Singapore Pte Ltd	Singapore	Singapore	5,000,000	100
Alfa Laval (Thailand) Ltd	Bangkok	Thailand	792,000	100
Alfa Laval Middle East Ltd	Nicosia	Cyprus	40,000	100
Alfa Laval Benelux NV/SA	Brussels	Belgium	33,811	100
Alfa Laval Slovakia S.R.O.	Bratislanva	Slovakia		1
Cetetherm SR spol S.R.O.	Liptovsky Mikulas	Slovakia		15
Alfa Laval Spol S.R.O.	Hradec Kralove	Czech Republic		20
Cetetherm S.R.O.	Prague	Czech Republic		5
Alfa Laval Denmark Holding A/S	Kolding	Denmark		100
Alfa Laval Kolding A/S	Kolding	Denmark	100,000	100
Alfa Laval Nordic A/S	Rödovre	Denmark	1	100
Alfa Laval Copenhagen A/S	Söborg	Denmark	1	100
Alfa Laval Nakskov A/S	Nakskov	Denmark	1	100
Alfa Laval Tank Equipment A/S	Ishoej	Denmark	1	100
Alfa Laval Tank Equipment AB	Gothenburg	Sweden	100,000	100
Gunclean Toftejorg Pte Ltd	Singapore	Singapore	300,000	100
Alfa Laval Ltd	Sofia	Bulgaria	100	100
Alfa Laval Nordic OY	Espoo	Finland	20,000	100
Cetetherm OY	Tuusula	Finland	5,000	100
Alfa Laval Nederland B.V.	Maarssen	Netherlands	10,000	100
Alfa Laval Benelux B.V.	Maarssen	Netherlands	1,475	100
Alfa Laval Merco B.V.	Hoofddorp	Netherlands	1,475	100

Company name	Domicile	Country of incorporation	No. of shares	Share of capital %
Alfa Laval Holding A/S	Oslo	Norway	520,000	100
Alfa Laval Nordic A/S	Oslo	Norway	10,000	100
Alfa Laval Tank Equipment AS	Billingstad	Norway	7,500	100
CTC Ronneby AB	Ronneby	Sweden	138,000	100
Alfa Laval ExCell AB	Skogstorp	Sweden	2,500	100
Alfa Laval Nordic AB	Tumba	Sweden	1,000	100
Cetetherm AB	Ronneby	Sweden	20,000	100
Alfa Laval Corporate AB	Lund	Sweden	13,920,000	100
Alfa Laval (India) Ltd	Poona	India	9,261,889	64
Skansen Engineering & Consultancy Co Ltd	Poona	India	50,000	64
Alfa Laval Korea Ltd	Seoul	South Korea	3,640,000	100
Alfa Laval (Malaysia) Sdn Bhd	Shah Alam	Malaysia	10,000	100
Mosgormash Alfa Laval Moloko	Moscow	Russia		55
Alfa Laval Oilfield C.A.	Caracas	Venezuela	47	19
Alfa Laval Treasury International AB	Lund	Sweden	50,000	100
Alfa Laval Europe AB	Lund	Sweden	500	100
Alfa Laval Lund AB	Lund	Sweden	100	100
Alfa Laval International Engineering AB	Lund	Sweden	4,500	100
Alfa Laval Tumba AB	Lund	Sweden	1,000	100
Bitec Enterprise AG	Volketswil	Schweiz	97,900	100
Alfa Laval Dis Ticaret Ltd Sti	Istanbul	Turkey	27,001,755	99
OÜ Cetetherm	Tallinn	Estonia	100	100
Alfa Laval SIA	Riga	Latvia	125	100
SIA Cetetherm	Riga	Latvia	200	100
Alfa Laval UAB Ltd	Vilnius	Lithuania	2,009	100
UAB Cetetherm	Vilnius	Lithuania	100	100
Alfa Laval Australia Pty Ltd	Homebush	Australia	2,088,076	100
Alfa Laval Pty Ltd	Homebush	Australia	3,500,000	100
Alfa Laval New Zealand Ltd	Hamilton	New Zealand	1,000	100
Alfa Laval Holding BV	Maarssen	Netherlands	70,000,000	100
Alfa Laval (Pty) Ltd	Isando	South Africa	2,000	100
Alfa Laval Slovakia S.R.O.	Bratislava	Slovakia		99
Cetetherm SR spol S.R.O.	Liptovsky Mikulas	Slovakia		85
Alfa Laval Spol S.R.O.	Hradec Kralove	Czech Republic		80
Cetetherm S.R.O.	Prague	Czech Republic		95
Alfa Laval France SAS	Les Clayes	France	920,000	100
Alfa Laval SAS	Les Clayes	France	560,000	100
Alfa Laval Moatti SNC	Les Clayes	France	24,000	100
Alfa Laval Spiral SNC	Nevers	France	79,999	100
MCD SAS	Guny	France	71,300	100
Alfa Laval Vicarb SA	Grenoble	France	200,000	100
Canada Inc	Newmarket	Canada	480,000	100
Alfa Laval Inc	Newmarket	Canada	481,600	33
SCI du Companil	Grenoble	France	32,165	100
Cetetherm SA	Lyon	France	150,000	100
Alfa Laval Holding GmbH	Glinde	Germany		100
Alfa Laval Mid Europe GmbH	Wiener Neudorf	Austria		100
Alfa Laval Mid Europe GmbH	Glinde	Germany	1	100
Alfa Laval Tank Equipment GmbH	Glinde	Germany	1	100
Cetetherm Wärrmetauschersysteme GmbH	Glinde	Germany	1	100
Alfa Laval AG	Dietlikon	Schweiz	647	100
Alfa Laval AEBE	Holargos	Greece	10,000	100
Alfa Laval Kft	Budapest	Hungary	1	100
Cetetherm Vicarb Hungary Kft	Budapest	Hungary		100
Alfa Laval SpA	Monza	Italy	1,930,500	99
Alfa Laval Polska Sp.z.o.o.	Warzaw	Poland	6,862	100
Cetetherm Polska Sp.z.o.o.	Warzaw	Poland		100
Wytwornia Separator Krakow Sp.z.o.o.	Krakow	Poland		100

Company name	Domicile	Country of incorporation	No. of shares	Share of capital %
Alfa Laval (Portugal) Ltd	Linda-A- Velha	Portugal		1
Alfa Laval SRL	Bucharest	Romania	61,435	100
Alfa Laval Iberia SA	Madrid	Spain		100
Alfa Laval (Portugal) Ltd	Linda-A-Velha	Portugal	1	99
Alfa Laval Dis Ticaret Ltd Sti	Istanbul	Turkey	1	1
Alfa Laval Holdings Ltd	Camberley	United Kingdom	28,107,000	100
Alfa Laval 2000	Camberley	United Kingdom	28,106	100
Alfa Laval Ltd	Camberley	United Kingdom	12,710,000	100
Alfa Laval Finance Co Ltd	Camberley	United Kingdom	856,000	100
Alfa Laval Oilfield Ltd	Aberdeen	United Kingdom	500,000	100
Alfa Laval Flow Ltd	Sutton Coldfield	United Kingdom	100	100
Alfa Laval Pumps Ltd	Eastbourne	United Kingdom	100	100
Alfa Laval Thermal Ltd	Camberley	United Kingdom	1,000	100
Alfa Laval Separation Ltd	Camberley	United Kingdom	375,000	100
Rolls Laval Heat Exchangers Ltd	Wolverhampton	United Kingdom	5,000	50
Toftjorg Ltd	Camberley	United Kingdom	50,000	100
Alfa Laval USA inc	Kenosha	United States		100
Alfa Laval US Holding Inc	Kenosha	United States	180	100
Alfa Laval Inc	Kenosha	United States	44,000	100
Tri-Lad Inc	Brantford	Canada	4,000	100
BioKinetics Inc	Philadelphia	United States	100	100
Kinetics Modular Systems Inc	Toronto	Canada	1800	100
Kinetics Engineering P C	Durham	United States	100	100
Hynetics Inc	Logan	United States		50
Alfa Laval US Treasury Inc	Kenosha	United States	1,000	100
AO Alfa Laval Potok	Koroljov	Russia	31,057,529	100
OÜ Alfa Laval	Tallinn	Estonia	1	100
Gigantissimo 2444 AB	Stockholm	Sweden		50
Alfa Laval SpA	Monza	Italy		1